Exhibit 99.1

MedQuist Inc. Announces Resignation of Chief Operating Officer

MOUNT LAUREL, N.J.—(BUSINESS WIRE)—December 14, 2004— MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, today announced that John W. Quaintance, the company’s Executive Vice President & Chief Operating Officer has decided to resign from the company.  In order to assist with the transition of his responsibilities, Mr. Quaintance has agreed that the effective date of his resignation will be January 31, 2005.  Mr. Quaintance has had a distinguished career at MedQuist and the company wishes him well as he pursues new opportunities outside of MedQuist.

About MedQuist:

MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

“Safe Harbor”  Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the fiscal year ending December 31, 2002.